Exhibit 4.4

                               STATS ChipPAC Ltd.


                        Employee Share Purchase Plan 2004


               (Adopted and approved at the Extraordinary Meeting
                             held on 4 August 2004)





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                                TABLE OF CONTENTS

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SECTION 1.  PURPOSE OF THE PLAN...........................................3

SECTION 2.  ADMINISTRATION OF THE PLAN....................................3

      (a)   Committee Composition.........................................3
      (b)   Committee Responsibilities....................................3
      (c)   Committee Liability...........................................3
      (d)   Board Action..................................................3
      (e)   Timing........................................................3
      (f)   Governing Law.................................................4

SECTION 3.  ENROLLMENT AND PARTICIPATION..................................4

      (a)   Purchase Periods..............................................4
      (b)   Enrollment....................................................4
      (c)   Duration of Participation.....................................4

SECTION 4.  EMPLOYEE CONTRIBUTIONS........................................4

      (a)   Amount of Contributions.......................................4
      (b)   Payment of Lump Sum Cash Payments.............................5
      (c)   Frequency of Payroll Deductions...............................5
      (d)   Changing Contribution Rates...................................5

SECTION 5.  WITHDRAWAL FROM THE PLAN......................................5

      (a)   Withdrawal....................................................5
      (b)   Re-Enrollment After Withdrawal................................5

SECTION 6.  CHANGE IN EMPLOYMENT STATUS...................................6

      (a)   Termination of Employment.....................................6
      (b)   Leave of Absence..............................................6
      (c)   Death.........................................................6

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF ORDINARY SHARES.................6

      (a)   Plan Accounts.................................................6
      (b)   Purchase Price................................................6
      (c)   Number of Ordinary Shares Purchased...........................7
      (d)   Available Ordinary Shares Insufficient........................7
      (e)   Issuance of Ordinary Shares or ADSs...........................8
      (f)   Unused Cash Balances..........................................9

SECTION 8.  LIMITATIONS ON OWNERSHIP......................................9

      (a)   Five Percent Limit............................................9
      (b)   U.S. Dollar Limit.............................................9
      (c)   Individuals Subject to Non-U.S. Jurisdictions; Trust.........10



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SECTION 9.  RIGHTS NOT TRANSFERABLE......................................10

SECTION 10. NO RIGHTS AS AN EMPLOYEE.....................................10

SECTION 11. NO RIGHTS AS A SHAREHOLDER...................................10

SECTION 12. SECURITIES LAW REQUIREMENTS..................................10

SECTION 13. ORDINARY SHARES OFFERED UNDER THE PLAN.......................11

      (a)   Authorized Ordinary Shares...................................11
      (b)   Anti-Dilution Adjustments....................................11
      (c)   Corporate Transactions.......................................11

SECTION 14. AMENDMENT OR DISCONTINUANCE..................................11

SECTION 15. SHAREHOLDER APPROVAL.........................................12

SECTION 16. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT......................12

SECTION 17. DEFINITIONS..................................................12

SECTION 18. EXECUTION....................................................15


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                               STATS CHIPPAC LTD.
                        EMPLOYEE SHARE PURCHASE PLAN 2004

SECTION 1. PURPOSE OF THE PLAN.

          The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Ordinary Shares (either in the form of Ordinary Shares or ADSs) from the Company on favorable terms and to pay for such purchases through periodic payroll deductions or lump sum payments. The Plan is intended to qualify under Section 423 of the U.S. Tax Code; however, the Company assumes no responsibility, and shall not be liable, for tax consequences to any Participant in the event the Plan does not so qualify.

SECTION 2. ADMINISTRATION OF THE PLAN.

          (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board of Directors appointed by and holding office at the pleasure of the Board of Directors. Appointment of Committee members shall be effected by way of a resolution of the Board of Directors. Committee members may resign at any time by delivering written notice to the Board of Directors. Vacancies on the Committee may be filled by the Board of Directors.

          (b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions and determinations necessary or advisable relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final, binding and conclusive on all persons, including all Participants.

          (c) Committee Liability. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification in the manner provided in the Company's Articles of Association, as they may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

          (d) Board Action. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board of Directors.

          (e) Timing. Unless otherwise stated, all periods of time under this Plan shall be calculated with reference to the then local time in Singapore. In the event that any applicable date is, or any period of days, months or years set forth in this Plan ends on, a date that is Saturday, Sunday or a public holiday in Singapore, such applicable date or the end of such period shall be the first Business Day following such date.


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          (f)   Governing Law The Plan shall be construed in accordance with the laws of the Republic of Singapore.

SECTION 3. ENROLLMENT AND PARTICIPATION.

          (a) Purchase Periods. While the Plan is in effect, two Purchase Periods shall commence in each calendar year. The Purchase Periods shall consist of the six-month periods commencing on each 15 February and 16 August; provided, however, that the first Purchase Period under the Plan shall commence on September 1, 2004 and end on February 14, 2005, or shall commence and end on such other date, as may be designated by the Committee.

          (b) Enrollment. Any individual who, on the day preceding an Offering Date, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Purchase Period by enrolling in accordance with the method or methods prescribed for this purpose by the Committee. Any required enrollment form shall be filed with the Company at the location and by the means, including by written or electronic media, prescribed by the Committee by 14 February and 15 August of each calendar year, unless an earlier or later date for filing the enrollment form is set by the Committee for all Eligible Employees with respect to a given Purchase Period; provided, however, that with respect to any Eligible Employee hired during the four-week period prior to an Offering Date, the Eligible Employee may file the enrollment form with the Company at any time prior to the Offering Date. Any required enrollment form shall set forth the percentage of the Participant's Compensation (subject to Section 8(b) hereof) to be paid as contributions pursuant to the Plan. Participants may choose one of the following methods of payment for the Ordinary Shares to be acquired on his or her behalf during the Purchase Period: periodic payroll deduction or lump sum cash payment; provided, however, that the Committee may, for any Purchase Period, prohibit either method of payment.

          (c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) hereof or reaches the end of the Purchase Period in which his or her periodic payroll contributions were discontinued pursuant to Section 8(b) hereof. A Participant who withdraws from the Plan under Section 5(a) hereof may again become a Participant for any subsequent Purchase Period by following the procedure described in Section 3(b) hereof; provided; however, that he or she then is an Eligible Employee. A Participant whose employee contributions were discontinued automatically under Section 8(b) hereof shall automatically resume participation at the beginning of the earliest Purchase Period ending in the next calendar year; provided; however, that he or she then is an Eligible Employee.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

          (a) Amount of Contributions. The Participant shall designate on any required enrollment form the percentage of his or her Compensation that he or she elects to contribute for the purchase of Ordinary Shares. Such percentage shall be a whole percentage of the Participant's Compensation, but not less than 1% nor more than 15%. Contributions to the Plan by means of payroll deductions shall be made after payroll deductions for taxes and the Participant's employee contributions in respect of retirement and welfare benefit plans and may


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be reduced, if necessary, to ensure that the aggregate of all such deductions does not exceed the Participant's Compensation for the relevant payroll period.

          (b) Payment of Lump Sum Cash Payments. If the lump sum cash payment alternative is selected, the lump sum payment must be paid by the Participant within the fifteen (15) days prior to the Purchase Date of the Purchase Period to which any required enrollment form is applicable, unless the Participant has previously elected to withdraw from participation in the Plan prior to the close of a Purchase Period as provided in Section 5(a) hereof.

          (c) Frequency of Payroll Deductions. Payroll deductions, as designated by the Participant pursuant to Section 4(a) hereof, shall commence on the first regularly scheduled pay date following the Offering Date and shall occur on each pay date during the Participant's participation in the Plan.

          (d) Changing Contribution Rates. A Participant may on one occasion only during a Purchase Period increase or decrease the rate of his or her contributions with respect to the Purchase Period by completing and filing with the Company an appropriate form authorizing a change in the payroll deduction rate or lump sum payment, as applicable. Changes in the rate of contribution affecting payroll deductions shall be effective as of the beginning of the next payroll period following the date of the filing of the form, if the form is filed by 15 July and 15 January, and, if not, as of the beginning of the next succeeding Purchase Period. The new contribution rate shall be a whole percentage of the Participant's Compensation, but not less than 1% nor more than 15%.

SECTION 5. WITHDRAWAL FROM THE PLAN.

          (a) Withdrawal. A Participant may elect to withdraw from the Plan prior to the close of a Purchase Period by filing the prescribed form with the Company at the prescribed location by 15 July or 15 January of each calendar year, as applicable, unless an earlier or later date for filing the withdrawal form is set by the Committee for all Participants with respect to a given Purchase Period. As soon as reasonably practicable thereafter, payroll deductions (if any) shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest, after deducting from such amount any expenses that were both incurred by the Company in maintaining the Participant's Plan Account and earlier communicated to the Participant in writing. A Participant's withdrawal from the Plan shall not have any effect upon his or her eligibility to re-enroll in the Plan for any subsequent Purchase Period by following the procedure under Section 3(b) hereof, subject to the requirements under Section 3(c) hereof, or to participate in any similar plan that may hereafter be adopted by the Company. No partial withdrawals shall be permitted.

          (b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b) hereof, subject to the requirements of Section 3(c) hereof. Re-enrollment shall be effective only at an Offering Date.




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SECTION 6. CHANGE IN EMPLOYMENT STATUS.

          (a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a) hereof.

          (b) Leave of Absence. For purposes of the Plan, the employment of a Participant shall not be deemed to terminate when such Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. The employment of a Participant shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

          (c) Death. In the event of a Participant's death prior to a Purchase Date, the entire amount credited to his or her Plan Account shall, after deducting from such amount any expenses that were both incurred by the Company in maintaining the Participant's Plan Account and earlier communicated to the Participant in writing, be paid, without interest, to a beneficiary designated by him or her for this purpose on the prescribed form or, if no beneficiary was designated, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death. In the event of a Participant's death subsequent to a Purchase Date but prior to the delivery to him or her of any Ordinary Shares or cash remaining in his or her Plan Account, the Company shall deliver to the executor or administrator of the estate of the Participant such Ordinary Shares and, after deducting any expenses that were both incurred by the Company in maintaining the Participant's Plan Account and earlier communicated to the Participant in writing, the cash amount remaining in the Participant's Plan Account.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF ORDINARY SHARES.

          (a) Plan Accounts. The Company shall maintain a Plan Account in the name of each Participant. Whenever an amount is deducted or collected from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. To the extent required by all applicable laws, all amounts credited to Plan Accounts shall be held in trust for the Participants. To the extent not so required, amounts credited to Plan Accounts may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

          (b) Purchase Price. The Purchase Price for each Ordinary Share purchased on the Purchase Date shall be the lower of:

          (i) 85% of the Fair Market Value of such Ordinary Share on the first Business Day in the applicable Purchase Period; or

          (ii) 85% of the Fair Market Value of such Ordinary Share on the last Business Day in the applicable Purchase Period.


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          Notwithstanding the foregoing, the Purchase Price for each Ordinary
Share shall in no event be less than the par value of an Ordinary Share on the Purchase Date.

          (c) Number of Ordinary Shares Purchased. As of the Purchase Date, each Participant shall, subject to the provisions of this Section 7(c), be deemed to have elected to purchase the number of Ordinary Shares calculated in accordance with this Section 7(c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the resulting number of Ordinary Shares, rounded down to the nearest whole Ordinary Share, shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding and subject to the share limitations set forth in Sections 8(b) and 13(a), the maximum number of Ordinary Shares that a Participant may purchase in each Purchase Period shall not exceed the number of Ordinary Shares equal to the quotient arrived at by dividing US$12,500 by the Fair Market Value of an Ordinary Share as of the Offering Date rounded down to the nearest whole Ordinary Share, provided, however, that in no event shall the maximum number of Ordinary Shares contemplated by the limit in this sentence exceed 10,000 Ordinary Shares. In the case of a Participant who elects to purchase Ordinary Shares (rather than Ordinary Shares in the form of ADSs), the Committee may determine with respect to all Participants who elect to purchase Ordinary Shares during the applicable Purchase Period that any quantity of Ordinary Shares fewer than 10 whole Ordinary Shares, as calculated under this
Section 7(c), shall be rounded down to the next lower multiple of 10 whole Ordinary Shares. As a condition to the purchase by the Participant of Ordinary Shares in accordance with this Section 7(c), the Participant may be required to deliver to the Company, on or before the last day of each Purchase Period, a cheque or cash in the amount reasonably required by the Company to satisfy the Company's withholding obligations under applicable tax laws arising in connection with such purchase (unless the Company has no withholding obligation in respect of the Participant or unless the Company and the Participant shall have made other arrangements for deductions or withholding from the Participant's salary, bonus or other income payable to the Participant by the Company provided such arrangements satisfy the requirements of applicable laws).

          (d) Available Ordinary Shares Insufficient. In the event that the aggregate number of Ordinary Shares that all Participants elect to purchase during any Purchase Period exceeds the maximum number of Ordinary Shares (including the number of Ordinary Shares represented by ADSs, in the case of Participants who elect to purchase Ordinary Shares in the form of ADSs) remaining available for issuance under Section 13(a) hereof, then the number of Ordinary Shares to which each Participant is entitled shall be determined by multiplying the number of Ordinary Shares available for issuance by a fraction, the numerator of which is the number of Ordinary Shares that such Participant has elected to purchase (or number of Ordinary Shares represented by ADSs, in the case of a Participant who elects to purchase Ordinary Shares in the form of
ADSs) and the denominator of which is the number of Ordinary Shares that all Participants have elected to purchase (including the number of Ordinary Shares represented by ADSs, in the case of Participants who elect to purchase ADSs), rounded down to the nearest whole Ordinary Share. In the case of a Participant who elects to purchase Ordinary Shares (rather than Ordinary Shares in the form of ADSs), the Committee may determine with respect to all Participants who elect to purchase Ordinary Shares during the applicable Purchase Period that any quantity of Ordinary Shares fewer than 10 whole Ordinary Shares, as calculated under this Section 7(d), shall be rounded down to the next lower multiple of 10 whole Ordinary Shares.

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        (e)   Issuance of Ordinary Shares or ADSs. Subject to such consents or other required action of any competent authority under any regulations or enactments for the time being in force as may be necessary and subject to the compliance with the terms of the Plan and the Memorandum of Association and the Articles of Association of the Company, the Company shall, as soon as practicable after the applicable Purchase Date, allot the relevant Ordinary Shares and dispatch to the CDP the relevant Ordinary Share certificates by ordinary post or such other mode as the Committee may deem fit. The Company shall, as soon as practicable after such allotment and where required, apply to any stock exchange(s) or quotation system(s) on which the Ordinary Shares or ADSs are quoted or listed for permission to deal in and for quotation of such Ordinary Shares or ADSs. Ordinary Shares that are allotted to a Participant on the Purchase Date shall, unless delivery of the Ordinary Shares so allotted is to be made in the form of ADSs (in which case the terms of the next sentence shall apply), be issued in the name of the CDP to the credit of the securities account of that Participant maintained with the CDP, the securities sub-account maintained with a CDP agent or the CPF investment account maintained with a CPF agent bank. With respect to any Ordinary Shares allotted by the Company in respect of Participants who have elected to receive Ordinary Shares in the form of ADSs, the Company shall, subject to such consents or other required action of any competent authority under any regulations or enactments for the time being in force as may be necessary and subject to the compliance with the terms of the Plan, the Memorandum of Association, the Articles of Association of the Company and the deposit agreement for the ADSs, as soon as practicable after the applicable allotment date, cause the applicable number of Ordinary Shares to be deposited with the custodian for the securities represented by the ADSs and appointed for such purpose by the Bank and arrange for the issuance and delivery of the applicable number of ADSs to the entity previously appointed by the Company for the safekeeping of ADSs on behalf of, and maintenance of Plan Accounts for the benefit of, Participants purchasing ADSs hereunder. Any fees, expenses and taxes payable in respect of the deposit of Ordinary Shares with the Bank and the issuance and delivery of ADSs upon the terms and conditions hereof shall be paid by the Company upon deposit of the Ordinary Shares and prior to the delivery of the corresponding ADSs to the entity appointed to safekeep ADSs on behalf of the Participants. As contemplated herein, no fractional ADSs will be issued to the Participants.


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          (f)   Unused Cash Balances. Any amount remaining in the Participant's
Plan Account (i) that is (1) less than the Purchase Price for 10 whole Ordinary Shares (if the Committee determines in its discretion to apply the rounding procedures described in Sections 7(c) and 7(d) hereof), or (2) less than the Purchase Price for a whole ADS or Ordinary Share (if the Committee does not apply such rounding procedures) and (ii) that is not authorized by the Committee to be issued as a fractional share, shall be retained in the Plan Account for the next Purchase Period, subject to early withdrawal by the Participant as provided in Section 5(a) hereof, without interest. Any other amount remaining in the Participant's Plan Account that represents the Purchase Price for whole Ordinary Shares that could not be purchased by reason of the share limitations set forth in Section 7(c), 7(d), 8(b) or Section 13(a) hereof, in each case after deducting from such amount any expenses that were both incurred by the Company in maintaining such account and previously communicated to the Participant in writing shall be returned to the Participant.

SECTION 8. LIMITATIONS ON OWNERSHIP.

          (a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Ordinary Shares under the Plan if such Participant, immediately after his or her election to purchase such Ordinary Shares, would own shares possessing more than 5% of the total combined voting power or value of all classes of shares of the Company or any Parent or Subsidiary.

          (b) U.S. Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right under the Plan that permits the Participant's rights to purchase Ordinary Shares under the Plan, together with other rights or options to purchase Ordinary Shares or other securities of the Company under all other employee share purchase plans of the Company or any Parent or any Subsidiary subject to Section 423 of the U.S. Tax Code, to accrue at a rate which exceeds US$25,000 of the Fair Market Value of such Ordinary Shares or other securities of the Company for each calendar year in which the purchase right is outstanding at any time. For the purpose of the limitation imposed by this Section 8(b): (i) the right to purchase Ordinary Shares or other securities of the Company under a right or option accrues when the right or option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase Ordinary Shares or other securities of the Company under a right or option accrues at the rate provided in the right or option, but in no case may such rate exceed US$25,000 of the Fair Market Value of such Ordinary Shares or other securities of the Company for any one calendar year, and (iii) a right to purchase Ordinary Shares or other securities of the Company that has accrued under one right granted pursuant to the Plan may not be carried over to any other right or option. This limitation shall be applied in accordance with Section 423(b)(8) of the U.S. Tax Code and the U.S. Treasury Regulations thereunder.

            For purposes of this Section 8(b), the Fair Market Value of Ordinary Shares that are or may be purchased pursuant to the Plan shall be determined in each case as of the Offering Date in which such Ordinary Shares are purchased, and the Fair Market Value of Ordinary Shares or other securities of the Company that are or may be purchased pursuant to all other employee share purchase plans of the Company or any Parent or any Subsidiary subject to Section 423 of the U.S. Tax Code shall be determined in each case at the time the option or right to purchase Ordinary Shares or other securities of the Company pursuant to such plan is granted.

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Employee share purchase plans not described in Section 423 of the U.S. Tax Code shall be disregarded for purposes of this Section 8(b). If a Participant is precluded by this Section 8(b) from purchasing additional Ordinary Shares under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Purchase Period ending in the next calendar year (if he or she then is an Eligible Employee).

          (c) Individuals Subject to Non-U.S. Jurisdictions; Trust. To the extent necessary to comply with the laws of any relevant jurisdiction, the Committee shall have the discretion to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Employees who are subject to laws of jurisdictions outside of the United States; provided, however, that the adoption of any plan or sub-plan must be in accordance with the applicable stock exchange listing rules. Furthermore, to the extent necessary to comply with the laws of any relevant jurisdiction and consistent with the purposes of the Plan and the interests of the Company, the Committee may establish a trust in connection with the Plan or any other employee benefit plan of the Company.

SECTION 9. RIGHTS NOT TRANSFERABLE.

          Neither contributions credited to a Participant's Plan Account nor any rights with regard to the exercise of a purchase right or to receive Ordinary Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. During his or her lifetime, a Participant's right to purchase Ordinary Shares hereunder is exercisable only by him or her. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as a voluntary election to withdraw from the Plan in accordance with Section 5(a) hereof.

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

          Nothing in the Plan nor in any right granted under the Plan shall confer upon any Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

          A Participant shall have no rights as a shareholder with respect to any Ordinary Shares that he or she may have a right to purchase under the Plan until such Ordinary Shares have been purchased on the applicable Purchase Date.

SECTION 12. SECURITIES LAW REQUIREMENTS.

          Ordinary Shares shall not be issued under the Plan unless the issuance and delivery of such Ordinary Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, U.S. state securities laws and regulations, and the


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regulations of any securities exchange or other securities market on which the
Company's securities may then be listed or traded.

SECTION 13. ORDINARY SHARES OFFERED UNDER THE PLAN.

          (a) Authorized Ordinary Shares. Subject to adjustment pursuant to this Section 13, the aggregate number of Ordinary Shares available for purchase under the Plan (including the number of Ordinary Shares represented by ADSs purchased under the Plan) shall not exceed 130 million Ordinary Shares.

          (b) Anti-Dilution Adjustments. The following shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding Ordinary Shares resulting from a subdivision or consolidation of Ordinary Shares or the payment of a share dividend, any other increase or decrease in such Ordinary Shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's shareholders or a similar event (including, without limitation, a change in the ratio of Ordinary Shares to ADSs): (i) the aggregate number of Ordinary Shares offered under the Plan; (ii) the Ordinary Share limitation per Purchase Period described in Section 7(c) hereof; (iii) the rounding procedures described in Sections 7(c) and 7(d) hereof; and (iv) the price of Ordinary Shares that any Participant has elected to purchase. No adjustment or action described in this Section 13(b) or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause (i) the Plan to fail to satisfy the requirements of Section 423 of the U.S. Tax Code and (ii) to the extent prohibited under applicable law, an Ordinary Share to be issued at a Purchase Price below the par value of an Ordinary Share.

          (c) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period then in progress shall terminate immediately prior to the consummation of such transaction, unless otherwise determined by the Board of Directors, and as soon as reasonably practicable thereafter, payroll deductions (if any) shall cease and the entire amount credited to a Participant's Plan Account shall be refunded to him or her in cash, without interest, after deducting from such amount any expenses that are both incurred by the Company in maintaining such account and previously communicated to the Participant in writing. In the event of a Corporate Transaction, each purchase right outstanding under the Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding purchase rights in connection with a Corporate Transaction, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Purchase Period then in progress will terminate.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

          The Board of Directors may at any time and for any reason terminate or amend the Plan. Except as provided in Section 13 hereof, no termination of the Plan may affect purchase rights previously granted, provided; however, that the Plan or a Purchase Period may be terminated by the Board of Directors on a Purchase Date or by the setting of a New Purchase


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Date by the Board of Directors with respect to a Purchase Period then in progress if the Board of Directors determines that termination of the Plan or the Purchase Period or both is in the best interests of the Company and the shareholders or if continuation of the Plan, or the Purchase Period or both would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 13 hereof and in this Section 14, no amendment to the Plan shall make any change in any purchase right previously granted which adversely affects the rights of any Participant, unless such Participant has consented to such amendment.

SECTION 15. SHAREHOLDER APPROVAL.

          The adoption of the Plan shall be subject to approval by the shareholders of the Company. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. The Plan shall not become effective and no rights shall be granted under the Plan until the Plan is approved by the shareholders of the Company.

SECTION 16. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT.

          Except as otherwise expressly provided in this Plan, no person other than the Company or any Participant shall have any rights to enforce any provision of this Plan under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

SECTION 17. DEFINITIONS.

          (a) "ADS" means an American Depositary Share issued under the terms of the deposit agreement signed by the Company and the Bank for the purposes of issuance of Ordinary Shares in the form of ADSs. As of the date hereof, each ADS represents the right to receive ten Ordinary Shares (subject to adjustment in accordance with the terms of the deposit agreement for the ADSs). As of the date hereof, the ADSs are quoted on the NASDAQ Stock Exchange.

          (b) "Bank" means Citibank, N.A. or such other bank as the Company may from time to time appoint for purposes of serving as its depositary for its ADSs.

          (c) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

          (d) "Business Day" means a day on which the exchange on which the Ordinary Shares are traded is open for trading of securities.

          (e)  "CDP" means The Central Depository (Pte) Limited.

          (f) "Committee" means the committee, as described in Section 2 hereof.

          (g) "Company" means STATS ChipPac Ltd., a Singapore public company limited by shares.

          (h) "Compensation" means the total compensation paid in cash to a Participant by a Participating Company, including base salary, shift premiums, overtime, commissions and bonuses. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, CPF contributions made by a Participating Company, income attributable to the exercise of share options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

          (i)  "Corporate Transaction" means:

                (i) the acquisition by any "person" as defined in Section 3(a)(9) of the U.S. Exchange Act and as used in Sections 13(d) or 13(e) thereof, including a "group" as defined in Section 13(d) of the U.S. Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the U.S. Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding securities in a single or series of transactions, but shall not include (i) any such acquisition by any employee benefit plan of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan and (ii) any person who beneficially owns 30% or more of the combined voting power of the Company's then outstanding securities as of the date that this Plan became effective;

               (ii) the consummation after approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company with or into another entity or any other corporate transaction, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own directly or indirectly immediately after such reorganization, merger, consolidation or other corporate transaction more than 50% of the combined voting power of the Company's then outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other corporate transaction, of the voting securities of the Company;

              (iii) during any period of two consecutive years (not including any period prior to the date that this Plan became effective), individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets.

          A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.


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


          (j)  "CPF" means Central Provident Fund.

          (k) "Eligible Employee" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for at least 20 hours per week; provided, however that an individual shall not be considered an Eligible Employee if:

                (i) his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her; or

               (ii) he or she directly or indirectly owns shares, or holds outstanding options to purchase shares or both, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary.

          The employment status of an individual shall be determined in accordance with United States Treasury Regulations ss. 1.421-7(h) or any successor regulation thereto.

          (l) "Fair Market Value" means the fair market value of an Ordinary Share, determined in the following order of priority:

                (i) If the Ordinary Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the mean of the high and low sales prices for an Ordinary Share (or the mean of the high and low bids, if no sales were reported) as quoted on such exchange or system for such date, as reported in The Straits Times or such other source as the Committee deems reliable; or

               (ii) In the absence of an established market or quotation system for the Ordinary Shares, the Fair Market Value shall be determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

          (m) "Offering Date" means the first day of each Purchase Period.

          (n) "Ordinary Share" means one ordinary share, of par value Singapore $0.25, in the capital of the Company, as adjusted in accordance with Section 13 hereof.

          (o) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the right to purchase Ordinary Shares under the Plan, each of the corporations other than the Company owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

          (p) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b) hereof.

          (q) "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

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

          (r) "Plan" means this STATS ChipPAC Ltd. Employee Share Purchase Plan 2004, as amended from time to time.

          (s) "Plan Account" means the account established for each Participant pursuant to Section 7(a) hereof.

          (t) "Purchase Date" means the last day of each Purchase Period.

          (u) "Purchase Period" means a period of six (6) months commencing on 15 February and 16 August of each calendar year except for the first Purchase Period, which may commence on a different date or extend for a different length of time as determined by the Committee in its discretion.

          (v) "Purchase Price" means the price at which Participants may purchase Ordinary Shares under the Plan, as determined pursuant to Section 7(b) hereof.

          (w) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the right to purchase Ordinary Shares under the Plan, each of the corporations other than the last corporation in an unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (x) "U.S. Tax Code" means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

SECTION 18. EXECUTION.

          To record the adoption of the Plan by the Board of Directors and approval of the shareholders of the Company, the Company has caused this Plan to be executed by its duly authorized officer and to become effective as of 4 August 2004.

                                               STATS ChipPAC Ltd.

                                               By:  Tan Lay Koon
                                                    ---------------------------
                                            Title:  President & CEO
                                                    ---------------------------

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